EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 15, 2016, with respect to the consolidated financial statements of Woodbridge Holdings, LLC as of and for the year ended December 31, 2015, included as Exhibit 99.1 in the Annual Report of BBX Capital Corporation on Form 10-K for the year ended December 31, 2015. We consent to the incorporation by reference of said report in the Registration Statement of BBX Capital Corporation on Form S-8.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

June 10, 2016